Exhibit 10.3

INVESTOR AGREEMENT

Dated as of November 25, 2024

TABLE OF CONTENTS

Page

Article I Certain Agreements	2

1.1	Regulatory Matters	2
1.2	Transfer Restrictions	4
1.3	Director Appointment and Election	6

Article II REPRESENTATIONS AND WARRANTIES	6

2.1	Representations and Warranties of the Trustees	6
2.2	Representations and Warranties of Parent	7

Article III REGISTRATION	7

3.1	Demand Registrations	7
3.2	Piggyback Registrations	10
3.3	Shelf Registration Statement	11
3.4	Holdback Agreements	13
3.5	Registration Procedures	13
3.6	Registration Expenses	18
3.7	Miscellaneous	18
3.8	Registration Indemnification.	19

Article IV DEFINITIONS	21

4.1	Defined Terms	21
4.2	Other Defined Terms	25
4.3	Interpretation	26

Article V MISCELLANEOUS	26

5.1	Term	26
5.2	Notices	27
5.3	Amendment	27
5.4	Extension; Waiver	28
5.5	Assignment; Third-Party Beneficiaries	28
5.6	Severability	28
5.7	Counterparts	28
5.8	Entire Agreement	28
5.9	Governing Law; Jurisdiction; WAIVER OF JURY TRIAL	29
5.10	Specific Performance	29
5.11	Trustees’ Obligations	29
5.12	Trustees’ Capacity; No Recourse	30
5.13	Change in Trustees	30

INVESTOR AGREEMENT, dated as of November 25, 2024 (this “Agreement”), by and among Old National Bancorp, an Indiana corporation (“Parent”), and Caroline S. Johnson, Francis M. Miley, and Daniel C. Reardon, solely in their respective capacities as trustees (the “Trustees”) of the Otto Bremer Trust, a trust created under trust instrument dated May 22, 1944 (the “Trust Instrument”) and governed by the laws of Minnesota (the “Trust”) (in such capacities, the “Trustees”), and not in their respective individual capacities, shall be effective as of, and subject to, the closing of the Merger (the “Closing”).

W I T N E S S E T H:

WHEREAS, on November 25, 2024, Parent, Bremer Financial Corporation, a Minnesota corporation (the “Company”), and ONB Merger Sub, Inc., an Indiana corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (as it may be amended, modified or otherwise supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, (i) Merger Sub will merge with and into the Company, with the Company as the surviving entity (the “Merger”) and (ii) immediately following the Merger, the Company will merge with and into Parent, with Parent as the surviving entity, in each case, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, pursuant to and subject to the terms and conditions of the Merger Agreement, in connection with the consummation of the Merger, the Trustees and other Company shareholders will receive cash and shares of common stock, no par value per share, of Parent (the “Parent Common Stock”); and

WHEREAS, in connection with entry into the Merger Agreement, each of the parties hereto wishes to set forth in this Agreement certain terms and conditions regarding the Trustees’ ownership of the Shares and to establish certain rights and obligations of Parent and the Trustees with respect to the Shares, in each case contingent upon and effective as of the Closing.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

Article I

Certain Agreements

1.1           Regulatory Matters.

(a)           Each of Parent and the Trustees shall, and shall cause each of its and their Affiliates, as applicable, to, (i) cooperate with each other and use reasonable best efforts to seek to ensure, including by communicating with each other with respect to the Trustees’ purchases of Parent Common Stock, that no Parent Control Effect or Excess Business Holdings Effect occurs, and (ii) except as contemplated and/or permitted by Section 1.1(b) and/or Section 1.1(c), take no action that would reasonably be expected to cause a Parent Control Effect or an Excess Business Holdings Effect. The term “Parent Control Effect” means any effect, event, circumstance, condition, occurrence or development resulting in the Trustees or any of their Affiliates (x) directly or indirectly having “control” of Parent or Parent Bank for purposes of the BHC Act, (y) becoming subject to any notice, approval or filing obligation under the BHC Act or the CBC Act as a result of their ownership of securities of Parent or Parent Bank, or (z) becoming subject to any requirement to serve as a source of financial strength to Parent or Parent Bank whether pursuant to the BHC Act or pursuant to any proposed capital or liquidity maintenance agreement or any similar agreement with any Governmental Authority (each of (x), (y) and (z), a “Parent Control Effect”). The term “Excess Business Holdings Effect” means any effect, event, circumstance, condition, occurrence or development that will cause the Trust to have excess business holdings, as such term is defined in Section 4943 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

(b)           Without limiting Section 1.1(a), if at any time the Trustees reasonably determine in good faith, after consultation with their outside counsel and Parent, that (i) the Trustees’ ownership of Parent Common Stock has become illegal or in contravention of any Order or, if applicable, a finding of the staff of the Federal Reserve Board that, following the consummation of the transactions contemplated by this Agreement, including the receipt of the Parent Stock Merger Consideration by the Trustees, none of the Trust, the Trustees or any of their affiliates controls Parent for purposes of the BHC Act or the CBC Act, or (ii) a Parent Control Effect or an Excess Business Holdings Effect has otherwise occurred, then Parent and the Trustees shall, and shall cause each of its or their Affiliates, as applicable, to, cooperate in good faith to take such actions as are mutually agreeable to cure such illegality, contravention, Parent Control Effect or Excess Business Holdings Effect.

(c)           Notwithstanding anything to the contrary herein, (i) nothing in this Agreement shall be construed to prohibit Parent or any of its Affiliates from undertaking any redemption, recapitalization or repurchase of Parent Common Stock, of securities or rights, options, or warrants to purchase Parent Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Parent Common Stock in each case; provided, that if any such action by Parent or any of its Affiliates would reasonably be expected to result in a Parent Control Effect or an Excess Business Holdings Effect, Parent shall offer the Trustees the right to participate in such redemption, recapitalization or repurchase to avoid a Parent Control Effect or an Excess Business Holdings Effect, it being agreed that the Trustees shall be offered the same terms and conditions as those offered to the other participants in such redemption, recapitalization or repurchase (except that the Trustees shall be permitted to participate on a more than pro rata basis based on the Trustees’ Investor Percentage Interest to the extent necessary to avoid a Parent Control Effect or an Excess Business Holdings Effect) and the Trustees shall have the option, in the Trustees’ sole discretion, to determine whether to participate, and shall promptly inform Parent of their determination as to whether to participate, in such redemption, recapitalization or repurchase; and (ii) nothing in this Agreement shall be construed to prohibit the Trustees from receiving any Voting Securities from Parent in connection with a stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of Voting Securities in respect of Parent Common Stock; provided, that if the Trustees’ receipt of all or a portion of such Voting Securities would reasonably be expected to cause a Parent Control Effect or an Excess Business Holdings Effect, the Trustees shall have the option, in the Trustees’ sole discretion, to receive Nonvoting Parent Securities, instead of such Voting Securities, as necessary to avoid the occurrence of a Parent Control Effect or an Excess Business Holdings Effect, it being agreed that the Trustees’ receipt of securities from Parent in connection with any stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of Voting Securities in respect of Parent Common Stock shall be on the same terms and conditions as those applicable to the other holders of Parent Common Stock (except that the Trustees shall be permitted to receive Nonvoting Parent Securities to the extent necessary to avoid the occurrence of a Parent Control Effect or an Excess Business Holdings Effect as reasonably determined by the Trustees in good faith, after consultation with their outside counsel and Parent). If at any time an action of Parent or any of its Affiliates described in this Section 1.1(c) would reasonably be expected to cause a Parent Control Effect and the Trustees, in their sole discretion, determine not to avoid a Parent Control Effect, Parent and the Trustees shall cooperate with each other and use reasonable best efforts to promptly prepare and file, or cause to be prepared and filed, all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all necessary permits, consents, approvals and authorizations of the Federal Reserve Board pursuant to the BHC Act or the CBC Act, as applicable, and to comply with the terms and conditions of all such permits, consents, approvals and authorization of the Federal Reserve Board; and (y) Parent shall not, and shall cause its Affiliates not to, take any such action described in this Section 1.1(c) prior to the receipt of all necessary regulatory authorizations, consents, orders or approvals applicable to Parent from the Federal Reserve Board pursuant to the BHC Act or the CBC Act.

1.2           Transfer Restrictions.

(a)           Trustees agree that Trustees will not (i) at any time during the period commencing on the Closing Date and ending on the date that is one hundred eighty (180) days following the Closing Date (the “Initial Lock-Up Period”), Transfer any shares of Parent Common Stock received as part of the Parent Stock Merger Consideration (including any securities subsequently received in any stock dividend, stock split, recapitalization, recombination or other similar transaction in respect of such Parent Stock Merger Consideration), or interest therein, through hedging or other derivative transaction or otherwise, and (ii) during the period commencing on the first day following the last day of the Initial Lock-Up Period and continuing for one hundred and eighty (180) days (the “Extended Lock-Up Period” and together with the Initial Lock-Up Period, the “Lock-Up Period”), the Trustees will not Transfer any shares of Parent Common Stock received as part of the Parent Stock Merger Consideration (including any securities subsequently received in any stock dividend, stock split, recapitalization, recombination or other similar transaction in respect of such Parent Stock Merger Consideration), or interest therein, through hedging or other derivative transaction or otherwise in an amount in excess of twelve and a half percent (12.5%) of the total number of shares of such Parent Common Stock received as part of the Parent Stock Merger Consideration in each of the consecutive ninety (90)-day periods comprising the Extended Lock-Up Period; provided that the restrictions in this Section 1.2(a) shall not apply to a block trade or repurchase by Parent in compliance with Section 1.2(a).

(i)              During the Lock-Up Period, the Trustees may request in writing that Parent consider engaging in a block trade transaction pursuant to which Parent would purchase shares of Parent Common Stock from the Trustees upon mutually agreeable terms (“Block Trade Request”). Parent shall consider and promptly respond to any Block Trade Request; provided that Parent shall have no obligation to engage in a block trade transaction with the Trustee, and the Trustees acknowledge and agree that without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed, the Trustees may not engage in a block trade transaction during the Lock-Up Period with any party other than Parent.

(ii)             Following the Lock-Up Period, and until such time as the Trustees collectively beneficially own such number of shares of Parent Common Stock that is less than or equal to one percent (1%) of the total issued and outstanding shares of Parent Common Stock, if the Trustees determine to sell shares of Parent Common Stock either on the open market or in privately negotiated transactions, the Trustees shall first offer to sell such shares of Parent Common Stock to Parent at a price to be determined by the Trustees (“Trustee Sale Offer”). Parent shall consider and respond as promptly as reasonably practicable (and within three (3) Business Days of such Trustee Sale Offer) to any Trustee Sale Offer; provided however, the Trustees shall have no obligation with respect to a Trustee Sale Offer for any shares of Parent Common Stock sold pursuant to a trading plan under Rule 10b5-1 under the Exchange Act.

(iii)            Until the Trustees collectively beneficially own such number of shares of Parent Common Stock that is less than or equal to one percent (1%) of the total issued and outstanding shares of Parent Common Stock, if Parent determines to repurchase shares of Parent Common Stock either on the open market or in privately negotiated transactions or through accelerated share repurchase programs, Parent shall first offer to repurchase shares of Parent Common Stock from the Trustee at a price to be determined by Parent (“Repurchase Offer”). Trustees shall consider and respond as promptly as reasonably practicable (and within three (3) Business Days of such Repurchase Offer) to any Repurchase Offer; provided however, Parent shall have no obligation with respect to a Repurchase Offer for any shares of Parent Common Stock repurchased pursuant to a trading plan under Rule 10b5-1 under the Exchange Act unless such repurchase would reasonably be expected to result in (x) the Trustees collectively beneficially owning such number of shares of Parent Common Stock that is equal to or more than fifteen percent (15%) of the total issued and outstanding shares of Parent Common Stock, (y) a Parent Control Effect or (z) an Excess Business Holdings Effect.

(b)           The restrictions set forth in this Section 1.2 shall not apply to Transfers of Parent Common Stock received as part of the Parent Stock Merger Consideration (including any securities subsequently received in any stock dividend, stock split, recapitalization, recombination or other similar transaction in respect of such Parent Stock Merger Consideration), or interest therein, through hedging or other derivative transaction or otherwise (i) to Parent; (ii) as permitted by Section 1.1; or (iii) pursuant to any transaction approved by the Board of Directors of Parent (the “Board”) (including any committee thereof), including any merger, amalgamation, consolidation, exchange or other similar reorganization or series of related transactions involving Parent and a third party (including by way of a tender offer or exchange offer). Further, the Trustees agree and consent to the entry of stop transfer instructions with Parent and its transfer agent and registrar against the Transfer in violation of this Agreement of shares of Parent Common Stock acquired by the Trustees as a part of the Parent Stock Merger Consideration (including any securities subsequently received in any stock dividend, stock split, recapitalization, recombination or other similar transaction in respect of such Parent Stock Merger Consideration), or interest therein, through hedging or other derivative transaction or otherwise. Any such stop transfer instruction shall terminate upon expiration of the Lock-Up Period. In furtherance of the foregoing, during the Lock-Up Period, Parent is hereby authorized to decline to make or authorize any Transfer of securities if the Transfer would constitute a violation or breach of this Agreement. For purposes of this Agreement, “Transfer” means to offer, sell, contract to sell, pledge, assign, distribute by gift or donation, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, any shares of Parent Common Stock or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction.

1.3           Director Appointment and Election.

(a)           Parent agrees to take all action necessary so that, as of the Effective Time:

(i)              the number of directors constituting the Board shall be increased by one (1); and

(ii)             the Trust Designee shall be appointed as a director of the Board (“Director”) and shall serve in accordance with the corporate governance guidelines and standards applicable to all Parent directors.

(b)           Parent shall indemnify, or provide for the indemnification of, the Trust Designee and provide the Trust Designee with director and officer insurance to the same extent it indemnifies and provides insurance for the non-executive members of the Board and also provide fees and expense reimbursement to the Trust Designee to the same extent it provides fees and expense reimbursement to the non-executive members of the Board. Parent acknowledges and agrees that such obligation to indemnify the Trust Designee shall be the primary source of indemnification and recovery of such Trust Designee in connection therewith and any obligation on the part of the Trustees or any of their Affiliates to indemnify such Trust Designee or any recovery such Trust Designee may have under any director and officer or trustee insurance maintained by the Trustees or any of its Affiliates shall be secondary.

(c)           Notwithstanding anything herein to the contrary, in the event that it is reasonably expected that the provisions of this Section 1.3 and/or the position of the Trust Designee on the Board will cause a Parent Control Effect or an Excess Business Holdings Effect, Parent and the Trustees agree to cooperate in good faith to take such actions as are mutually agreeable to enable the Trust Designee to, subject to the other rights and restrictions set forth in this Section 1.3, serve as a Director without causing a Parent Control Effect or an Excess Business Holdings Effect.

Article II

REPRESENTATIONS AND WARRANTIES

2.1           Representations and Warranties of the Trustees. The Trustees hereby represent and warrant to Parent as follows:

(a)           The Trustees have all requisite power and authority to execute and deliver this Agreement, and to perform their obligations under this Agreement.

(b)           The execution and delivery by the Trustees of this Agreement and the performance by them of their obligations under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) Applicable Law, (y) the Trust’s organizational documents or (z) any material contract or agreement to which the Trustees are a party.

(c)           This Agreement has been duly executed and delivered by the Trustees and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of the Trustees, enforceable against the Trustees in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

2.2           Representations and Warranties of Parent. Parent hereby represents and warrants to the Trustees as follows:

(a)           Parent is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Indiana. Parent has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b)           The execution and delivery by Parent of this Agreement and the performance of the obligations of Parent under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) Applicable Law, (y) the organizational documents of Parent or (z) any material contract or agreement to which Parent is a party.

(c)           The execution and delivery by Parent of this Agreement and the performance of the obligations of Parent under this Agreement have been duly authorized by all necessary corporate action on the part of Parent and does not require any corporate or other action on the part of any trustee or beneficial or record owner of any Equity Interest in it, other than those which have been obtained prior to the date hereof and are in full force and effect.

(d)           This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Trustees, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

Article III

REGISTRATION

3.1           Demand Registrations.

(a)           Subject to the terms and conditions hereof (x) solely during any period that Parent is then-ineligible under Applicable Law to register Registrable Securities on Form S-3 pursuant to Section 3.3 or (y) following the expiration of Parent’s obligation to keep the Shelf Registration Statement continuously effective pursuant to Section 3.3(b), but only if there is no Shelf Registration Statement then in effect, the Trustees shall be entitled to make two (2) written requests of Parent (each, a “Demand”) for registration under the Securities Act of an amount of Registrable Securities then held by the Trustees that equals or is greater than the Registrable Amount (a “Demand Registration”); provided that the Trustees shall not make a Demand that would require Parent to register Registrable Securities prior to the expiration of the transfer restrictions set forth in Section 1.2 and provided further that the Trustees shall not be entitled to more than two (2) Demands during any twelve (12) month period. Thereupon Parent will, subject to the terms of this Agreement, use its reasonable best efforts to effect the registration as promptly as practicable under the Securities Act of:

(i)              the Registrable Securities which Parent has been so requested to register by the Trustees for disposition in accordance with the intended method of disposition stated in such Demand; and

(ii)             all shares of Parent Common Stock which Parent may elect to register in connection with any offering of Registrable Securities pursuant to this Section 3.1;

but, in each case, subject to Section 3.1(f), and all to the extent necessary to permit the orderly disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional shares of Parent Common Stock, if any, to be so registered; provided, that Parent may use a registration statement on Form S-3 or any successor form thereto if Parent would qualify to use such form within thirty (30) days after the date on which the Demand Registration is given and Parent shall not be required to file such registration statement until it is so qualified.

(b)           A Demand shall specify: (i) the number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, including whether such Demand Registration will be an Underwritten Offering and (iii) the estimated gross proceeds of such Demand Registration, which may not be less than the Registrable Amount.

(c)           A Demand Registration shall not be deemed to have been effected and shall not count as a Demand Registration (i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least sixty (60) days or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold thereunder (provided, that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such registration statement at the request of Parent or the lead managing underwriter(s) pursuant to the provisions of this Agreement) or (ii) if, after it has become effective, such Demand Registration becomes subject, prior to sixty (60) days after effectiveness, to any stop order, injunction or other order or requirement of the Commission or other Governmental Authority such that no sales are possible thereunder for a period of ten (10) consecutive days or more, other than by reason of any act or omission by the Trustees. If Parent postpones or suspends a Demand Registration, the Trustees shall be entitled to withdraw their Demand and, if the Trustees do so, such Demand shall not count against the limitation on the number of the Trustees’ Demands set forth in Section 3.1(a).

(d)           Demand Registrations shall be on such appropriate registration form of the Commission as shall be reasonably selected by Parent and reasonably acceptable to the Trustees.

(e)           Parent shall not be obligated to (i) subject to Section 3.1(c), maintain the effectiveness of a registration statement under the Securities Act filed pursuant to a Demand Registration for a period longer than ninety (90) days or (ii) effect any Demand Registration (A) within six (6) months of a “firm commitment” Underwritten Offering in which the Trustees’ were offered “piggyback” rights pursuant to Section 3.2 (subject to Section 3.2(b)) and at least 75% of the number of Registrable Securities requested by the Trustees to be included in such Demand Registration were included and sold, (B) within six (6) months of the completion of any other Demand Registration or any Underwritten Offering pursuant to any Shelf Registration Statement, (C) if, in Parent’s reasonable judgment, it is not feasible for Parent to proceed with the Demand Registration because of the unavailability of audited or other required financial statements or other required information; provided, that Parent shall use its reasonable best efforts to obtain such financial statements or information as soon as practicable or (D) for an amount that is less than the Registrable Amount.

(f)           Notwithstanding anything to the contrary contained in this Agreement, Parent shall be entitled to postpone (upon written notice to the Trustees) the filing or the effectiveness of, or suspend the use of, a registration statement for any Demand Registration in the event of a Blackout Period until the expiration of the applicable Blackout Period. The Trustees agree to suspend the use of any registration statement in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities promptly upon receipt of such notice.

(g)           If, in connection with a Demand Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) Parent that, in its (their) opinion, the inclusion of all of the securities sought to be registered in connection with such Demand Registration would adversely affect the price, timing or distribution of the securities offered, the market for the securities offered or the success of such Demand Registration, then Parent shall include in such registration statement only such securities as Parent is advised by such lead managing underwriter(s) can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Trustees, which, in the opinion of the lead managing underwriter(s), can be sold without such an effect; (ii) second, securities Parent proposes to sell; and (iii) third, all other securities of Parent duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other allocation method determined by Parent.

(h)           Any time that a Demand Registration involves an Underwritten Offering, the Trustees shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be acceptable to Parent (such acceptance not to be unreasonably withheld, conditioned or delayed).

(i)            The Trustees may, by written notice to Parent, withdraw their Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable registration statement, provided, that the Trustees reimburse Parent for all reasonable, out of pocket expenses incurred by Parent in connection with such Demand Registration. Upon receipt of notice from the Trustees to such effect, or if such withdrawal shall reduce the number of Registrable Securities sought to be included in such Demand Registration below the Registrable Amount, Parent shall cease all efforts to seek effectiveness of the applicable registration statement, unless Parent intends to effect a primary offering of securities pursuant to such registration statement. In any such event, such Demand Registration shall count as a Demand Registration for purposes of the limitations set forth in Section 3.1(a).

3.2           Piggyback Registrations.

(a)           From and after the expiration of the transfer restrictions set forth in Section 1.2, subject to the terms and conditions hereof, whenever Parent proposes to register any Parent Common Stock under the Securities Act (other than a registration by Parent (i) on Form S-4 or any successor form thereto (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (ii) on Form S-8 or any successor form thereto (or other registration solely relating to an offering or sale to employees or directors of Parent pursuant to any employee stock plan or other employee benefit arrangement), (iii) for an offering solely of debt that is convertible into an Equity Interest of Parent, (iv) in connection with any dividend or distribution reinvestment or similar plan or (v) pursuant to Section 3.1) (such registration other than those referred to in the immediately preceding parenthetical, a “Piggyback Registration”), whether for its own account or for the account of others, Parent shall give the Trustees prompt written notice thereof (but not less than ten (10) Business Days prior to the filing by Parent with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify the number of shares of Parent Common Stock proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed managing underwriter(s) (if any) and a good faith estimate by Parent of the proposed minimum offering price of such shares of Parent Common Stock, in each case to the extent then known. Subject to Section 3.2(b) and the expiration of the transfer restrictions set forth in Section 1.2, Parent shall include in each such Piggyback Registration all Registrable Securities held by the Trustees with respect to which Parent has received a written request (which written request shall specify the number of Registrable Securities requested to be disposed of by the Trustees) for inclusion therein within five (5) Business Days after such Piggyback Notice is received by the Trustees.

(b)           If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advises Parent that, in its opinion, the inclusion of all the shares of Parent Common Stock sought to be included in such Piggyback Registration by (i) Parent, (ii) other Persons who have sought to have shares of Parent Common Stock registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Trustees and (iv) any other proposed sellers of shares of Parent Common Stock (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the price, timing or distribution of the securities offered, the market for the securities offered or the success of such Piggyback Registration, then Parent shall include in the registration statement applicable to such Piggyback Registration only such shares of Parent Common Stock as Parent is so advised by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

(i)              if the Piggyback Registration relates to an offering for Parent’s own account, then (A) first, such number of shares of Parent Common Stock to be sold by Parent, and (B) second, Registrable Securities of the Trustees and shares of Parent Common Stock sought to be registered by Other Demanding Sellers and by Other Proposed Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by the Trustees and the number of shares of Parent Common Stock proposed to be sold by such Other Demanding Sellers and by such Other Proposed Sellers; or

(ii)             if the Piggyback Registration relates to an offering other than for Parent’s own account, then (A) first, such number of shares of Parent Common Stock sought to be registered by the Other Demanding Sellers and (B) second, shares of Parent Common Stock to be sold by Parent, Registrable Securities of the Trustees and shares of Parent Common Stock sought to be registered by Other Proposed Sellers, pro rata on the basis of the number of shares of Parent Common Stock proposed to be sold by Parent, the Trustees and such Other Proposed Sellers.

(c)           In connection with any Underwritten Offering under this Section 3.2, Parent shall not be required to include the Registrable Securities of the Trustees in the Underwritten Offering unless the Trustees accept the terms of the underwriting as agreed upon in good faith between Parent and the lead managing underwriter(s), which shall be selected by the Parent.

(d)           If, at any time after giving written notice of its intention to register any shares of Parent Common Stock as set forth in this Section 3.2, Parent shall determine for any reason not to register such shares of Parent Common Stock, Parent may, at its election, give written notice of such determination to the Trustees and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration.

3.3           Shelf Registration Statement.

(a)           Subject to the terms and conditions hereof, and further subject to the availability of a registration statement on Form S-3 or any successor form thereto (“Form S-3”) to Parent, the Trustees may by written notice delivered to Parent (the “Shelf Notice”) require Parent to use commercially reasonable efforts to file as soon as reasonably practicable (but in no event earlier than the expiration of the transfer restrictions set forth in Section 1.2), and to use reasonable best efforts to cause to be declared effective by the Commission as soon as reasonably practicable after such filing date, a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) relating to the offer and sale, from time to time, of an amount of Registrable Securities then held by the Trustees that equals or is greater than the Registrable Amount; provided the Trustees shall not provide a Shelf Notice that would require Parent to register Registrable Securities prior to the expiration of the transfer restrictions set forth in Section 1.2. Notwithstanding the foregoing, if Parent is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), a Shelf Notice shall not be required and Parent shall use reasonable best efforts to file, as soon as reasonably practicable following the expiration of the transfer restrictions set forth in Section 1.2, the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto registering all Registrable Securities then held by the Trustees.

(b)           Subject to Section 3.3(c), Parent will use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until the earliest of (i) three (3) years after the Shelf Registration Statement has been declared effective; (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities; and (iii) the date on which this Agreement terminates pursuant to Section 5.1. Subject to Section 3.3(c), if any Shelf Registration Statement ceases to be effective in accordance with clause (i) of the immediately preceding sentence, Parent will use its reasonable best efforts to as soon as reasonably practicable cause a new Shelf Registration Statement to be filed and become effective under the Securities Act covering all Registrable Securities covered by such original Shelf Registration Statement that had not been sold thereunder.

(c)           Notwithstanding anything to the contrary contained in this Agreement, Parent shall be entitled, from time to time, by providing written notice to the Trustees, to require the Trustees to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period and the Trustees agree to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities promptly upon receipt of such notice.

(d)           At any time that a Shelf Registration Statement is effective, if the Trustees deliver a notice to Parent stating that they intend to sell all or part of the Trustees’ Registrable Securities included on the Shelf Registration Statement (a “Shelf Offering”), including in an Underwritten Offering, then Parent shall promptly amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering; provided, that Parent shall not be obligated to effect more than two (2) Shelf Offerings during any twelve (12)-month period or to effect any Shelf Offering for less than the Registrable Amount.

(e)           In connection with any underwritten Shelf Offering, if the lead managing underwriter(s) advises Parent and the Trustees that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Shelf Offering would adversely affect the price, timing or distribution of the securities offered, the market for the securities offered or the success of such Shelf Offering, then there shall be included in such Shelf Offering only such securities as the Trustees are advised by such lead managing underwriter(s) can be sold without such adverse effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 3.1(f). Except as otherwise expressly specified in this Section 3.3, any Shelf Offering shall be subject to the requirements, limitations and other provisions of Section 3.1(e)(ii) and Section 3.1(i) as would be applicable to a Demand Registration (i.e., as if such Shelf Offering were a Demand Registration).

(f)            If any of the Registrable Securities is to be sold in an underwritten Shelf Offering initiated by the Trustees, the Trustees shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be acceptable to Parent (such acceptance not to be unreasonably withheld, conditioned or delayed).

3.4           Holdback Agreements. In connection with any Underwritten Offering of Parent Common Stock, the Trustees agree to enter into customary agreements restricting the public sale or distribution of equity securities of Parent (including sales pursuant to Rule 144 under the Securities Act) to the extent required by the lead managing underwriter(s) with respect to an applicable Underwritten Offering during the period commencing on the date of the request (which shall be no earlier than the expected “pricing” of such Underwritten Offering) and continuing for not more than ninety (90) days after the date of the “final” prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Underwritten Offering shall be made, or such lesser period as is required by the lead managing underwriter(s); provided, that this provision shall be applicable to the Trustees only if, for so long as and to the extent that Parent is subject to the same or greater restrictions. In connection with any Underwritten Offering of Parent, to the extent required by the lead managing underwriter(s) for the applicable Underwritten Offering, Parent will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity), during the period so required.

3.5           Registration Procedures.

(a)           If and whenever Parent is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3.1 or Section 3.3 or in an Underwritten Offering in connection with a Piggyback Registration, Parent shall as promptly as reasonably practicable:

(i)              prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use reasonable best efforts to cause such registration statement to become and remain effective pursuant to the terms of this Article III; provided, however, that Parent may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that before filing such registration statement or any amendments thereto, Parent will furnish to the Trustees, their counsel and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such counsel, and other documents reasonably requested by such counsel, including any comment letter from the Commission, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to Parent’s books and records, officers, accountants and other advisors; provided, that Parent shall not have any obligation to modify any information if Parent reasonably expects that so doing would cause (i) the registration statement to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the prospectus to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(ii)             prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to the terms of this Article III, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii)            if requested by the lead managing underwriter(s), if any, or the Trustees, as promptly as reasonably practicable, include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such Trustees may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after Parent has received such request; provided, however, that Parent shall not be required to take any actions under this Section 3.5(a)(iii) that are not, in the opinion of counsel for Parent, in compliance with Applicable Law;

(iv)            furnish, without charge, to the Trustees and each underwriter, if any, of the securities being sold by the Trustees such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as the Trustees and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Trustees;

(v)            use reasonable best efforts to register or qualify or cooperate with the Trustees, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or “blue sky” laws of such jurisdictions as the Trustees and any underwriter of the securities being sold by the Trustees shall reasonably request, and to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and take any other action which may be necessary to enable the Trustees and underwriters to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Trustees, except that Parent shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (v) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(vi)            use reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by Parent are then listed;

(vii)           use reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(viii)          enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings, which the Trustees shall also be required to enter into) and use its reasonable best efforts to take all such other actions reasonably requested by the Trustees (including those reasonably requested by the lead managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities;

(ix)            in connection with an Underwritten Offering, use reasonable best efforts to obtain for the Trustees and underwriter(s) (A) opinions of counsel for Parent, covering the legal matters customarily covered in opinions requested of legal counsel to issuers in underwritten secondary offerings and (B) “comfort” letters and updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified Parent’s financial statements and, to the extent required, any other financial statements included in such registration statement, covering the matters customarily covered in “comfort” letters in connection with underwritten offerings;

(x)             make available for inspection by the Trustees, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained in connection with such offering by the Trustees or underwriter (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and instruments of Parent and other relevant information of Parent (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that Parent shall not be required to provide any information under this clause (x) if (A) Parent believes, after consultation with counsel for Parent, that to do so would cause Parent to forfeit an attorney-client or other applicable privilege that was applicable to such information or (B) if either (1) Parent has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) Parent reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing; unless, prior to furnishing any such information with respect to clause (1) or (2), the Trustees enter into and each of its applicable Inspectors enter into, a customary confidentiality agreement; provided, further, that the Trustees agree that they will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by another Governmental Authority, give notice to Parent and allow Parent, at its expense, to undertake appropriate action seeking to prevent disclosure of the Records deemed confidential;

(xi)            as promptly as practicable notify the Trustees and the underwriters, if any, of the following events: (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request or comments, oral or written, by the Commission or any other U.S. or state Governmental Authority for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by Parent of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of Parent contained in any underwriting agreement contemplated by Section 3.5(a)(viii) cease to be true and correct in any material respect; and (F) upon becoming aware of the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of the Trustees, promptly prepare and furnish to the Trustees a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xii)            use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that Parent shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (xii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xiii)          cooperate with the Trustees and the lead managing underwriter(s) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under Applicable Law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or the Trustees may request and keep available and make available to Parent’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xiv)          cooperate with the Trustees and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and

(xv)           have appropriate officers of Parent prepare and make presentations at a reasonable and customary number of “road shows” and before analysts and rating agencies, as the case may be, and other information meetings reasonably organized by the underwriters and otherwise use its reasonable best efforts to cooperate as reasonably requested by the Trustees and the underwriters in the offering, marketing or selling of the Registrable Securities.

(b)           Parent may require the Trustees and each underwriter, if any, to furnish Parent in writing such information regarding the Trustees or underwriter and the distribution of such Registrable Securities as Parent may from time to time reasonably request in writing to complete or amend the information required by such registration statement. The Trustees shall as promptly as practicable notify in writing Parent and the underwriters, if any, with respect to any registered offering of Registrable Securities if at any time the representations and warranties of the Trustees contained in any underwriting agreement cease to be true and correct in any material respect and upon becoming aware of the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference, to the extent based on information provided by the Trustees, untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent based on information provided by the Trustees.

(c)           The Trustees agree that promptly upon receipt of any notice from Parent of the happening of any event of the kind described in clause (B), (C), (D), (E) or (F) of Section 3.5(a)(xi), the Trustees shall forthwith discontinue the Trustees’ disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until the Trustees’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.5(a)(xi), or until it is advised in writing by Parent that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided, however, that Parent shall extend the time periods under Section 3.1(e) with respect to the length of time that the effectiveness of a registration statement must be maintained by the amount of time the holder is required to discontinue disposition of such securities.

(d)           With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of Parent to the public without registration or pursuant to a registration on Form S-3 (or any successor form), Parent shall:

(i)              use reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii)             use reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of Parent under the Exchange Act, at any time when Parent is subject to such reporting requirements; and

(iii)            furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by Parent as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of Parent, and such other reports and documents so filed or furnished by Parent with the Commission as such holder may reasonably request in connection with the sale of Registrable Securities without registration (in each case to the extent not readily publicly available).

3.6           Registration Expenses. All fees and expenses incident to Parent’s performance of its obligations under this Article III, including (a) all registration and filing fees, including all fees and expenses of compliance with securities and “blue sky” laws and all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121 or any brokers’ or dealers’ expenses, including road show and travel expenses), (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) all fees and expenses of Parent’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions) and (e) expenses of Parent incurred in connection with any “road show”, shall be borne solely by Parent whether or not any registration statement is filed or becomes effective. The Trustees shall pay (i) all underwriters’, brokers’ or dealers’ discounts or commissions and transfer taxes, if any, relating to the sale of the Trustees’ Registrable Securities pursuant to any registration and (ii) all underwriters’, brokers’ or dealers’ expenses, including marketing, road show and travel expenses relating to the sale of the Trustee’s Registrable Securities, and (iii) the Trustees’ legal fees and expenses. Notwithstanding the foregoing, in the event of an Underwritten Offering initiated by the Trustees in which Parent is not, and no other Person is, otherwise registering any Parent Common Stock, the Trustees shall reimburse the Company for all reasonable, out-of-pocket fees and expenses incurred by the Company in connection with such Underwritten Offering, including the fees and expenses specified in this Section 3.6(a)-(e). The obligation of Parent to bear and pay the fees and expenses as set forth in this Section 3.6 shall apply irrespective of whether a registration, once properly demanded or requested, becomes effective or is withdrawn or suspended.

3.7           Miscellaneous. Not less than seven (7) Business Days before the expected filing date of each registration statement pursuant to this Agreement, Parent shall notify the Trustees, if the Trustees have timely provided the requisite notice hereunder entitling the Trustees to register Registrable Securities in such registration statement, of the information, documents and instruments from the Trustees that Parent or any underwriter reasonably requests in connection with such registration statement, including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If Parent has not received, on or before the Business Day before the expected filing date, the Requested Information from the Trustees, Parent may file the registration statement without including Registrable Securities of the Trustees. The failure to so include in any registration statement the Registrable Securities of the Trustees (with regard to that registration statement) shall not result in any liability on the part of Parent to such holder.

3.8           Registration Indemnification.

(a)           Parent shall indemnify and hold harmless, to the fullest extent permitted by Applicable Law, the Trustees and their Affiliates and their respective officers, directors, employees, accountants, attorneys and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) any such indemnified Person and the officers, directors, employees, accountants, attorneys and agents of each such controlling Person (each, a “Trust Indemnified Person”), from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of or resulting from any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus filed pursuant to this Agreement or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and any violation by Parent of the Securities Act, the Exchange Act, and state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to any registration statement, and (without limitation of the preceding portions of this Section 3.8(a)) will reimburse the Trust Indemnified Person, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except in each case insofar as the same are caused by any information furnished to Parent by or on behalf of any Trust Indemnified Person expressly for use therein.

(b)           In connection with any registration statement in which the Trustees are participating, the Trustees shall indemnify and hold harmless, to the fullest extent permitted by Applicable Law, Parent and its Affiliates and their respective officers, directors, employees, accountants, attorneys and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) Parent or such other indemnified Person and the officers, directors, employees, accountants, attorneys and agents of each such controlling Person (each, a “Parent Indemnified Person”), from and against all Losses, as incurred, arising out of or resulting from any untrue statement (or alleged untrue statement) of material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus filed pursuant to this Agreement or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 3.8(b)) will reimburse the Parent Indemnified Person, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished to Parent by the Trustees for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, the Trustees shall not be required to provide indemnification in excess of the amount equal to the net proceeds actually received by the Trustees and their Affiliates from their sale of Registrable Securities in connection with the offering that gave rise to the indemnification obligation.

(c)           Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, that the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d)           In any case in which any such action is brought against any indemnified party, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party (based upon advice of its counsel) reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining one separate legal counsel (for all indemnified parties in connection therewith)). Notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) does not involve any injunctive or equitable relief that would be binding on the indemnified party or any payment that is not covered by the indemnification hereunder.

(e)           The indemnification provided for under this Agreement shall survive the transfer of the Registrable Securities and the termination of this Agreement.

(f)           If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, neither the Trustees nor the Trust shall be required to make a contribution in excess of the amount received by the Trustees or the Trust from their sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation. In addition, no Person shall be obligated to contribute hereunder for any amounts in payment for any settlement of any action or claim, effected without such Person’s written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

Article IV

DEFINITIONS

4.1           Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of Parent (after consultation with legal counsel): (i) would be required to be made in any registration statement or any related prospectus filed with the Commission by Parent so that such registration statement or prospectus would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement or prospectus; and (iii) either (A) could reasonably be expected to have a material adverse effect on Parent’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction or (B) relates to information the accuracy of which has yet to be determined by Parent or which is the subject of an ongoing investigation or inquiry; provided that Parent takes all action as necessary to as expeditiously as possible make such determination and conclude such investigation or inquiry.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control” when used with respect to any Person, unless otherwise specified, has the same meaning as set forth in Section 2(a)(2) of the BHC Act and Regulation Y of the Federal Reserve Board, and the terms “controlling” and “controlled” have correlative meanings; provided, however, that the Trustees shall not be deemed an Affiliate of Parent or any of its Subsidiaries for purposes of this Agreement and, provided further, that the Trustees, together, shall be considered as one Person for purposes this definition.

“Applicable Law” means, with respect to any Person, all applicable U.S., non-U.S. or transnational federal, state or local Laws.

“Beneficial Owner”, “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).

“BHC Act” means the Bank Holding Company Act of 1956, as amended, and all related rules, regulations, and published guidance promulgated thereunder.

“Blackout Period” means (i) any regular quarterly period during which directors and executive officers of Parent are not permitted to trade under the insider trading policy of Parent then in effect, (ii) in the event that Parent determines in good faith that the registration would reasonably be expected to materially adversely affect or materially impede, delay or interfere with any material bona fide financing of Parent or any material corporate reorganization or other material transaction under consideration by Parent or would require Parent to make an Adverse Disclosure, or (iii) upon issuance by the Commission of a stop order suspending the effectiveness of any registration statement with respect to Registrable Securities or the initiation of legal proceedings with respect to such registration statement under Section 8(d) or 8(e) of the Securities Act; provided, that a Blackout Period described in clause (ii) may not occur more than two (2) times in any period of twelve (12) consecutive months or for a period of more than forty-five (45) consecutive days on any one occasion.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in Minneapolis, Minnesota or Evansville, Indiana are authorized by law or executive order to be closed.

“CBC Act” means the Change in Bank Control Act of 1978, as amended, and all related rules, regulations, and published guidance promulgated thereunder.

“Change in Control” means the occurrence of any of the following events:

(a)           the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of Parent to any Person or Group;

(b)           any Person or Group is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Securities of Parent (or any Person which controls Parent or which is a successor to all or substantially all of the assets of Parent), including by way of merger, recapitalization, reorganization, redemption, issuance of capital stock, consolidation, tender or exchange offer or otherwise; or

(c)           a merger of Parent with or into another Person in which the holders of Voting Securities of Parent as of immediately prior to such merger cease to hold at least 50% of the outstanding equity or voting securities of Parent (or the surviving corporation in such merger or the ultimate parent thereof) immediately following such merger.

“Closing Date” has the meaning ascribed to such term in the Merger Agreement.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act.

“Effective Time” has the meaning ascribed to such term in the Merger Agreement.

“Equity Interest” means any share of capital stock or other class of equity securities of a Person, whether voting or non-voting.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means any federal, national, state, local, cantonal, municipal, international or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing or regulatory authority, instrumentality or judicial or administrative body, or arbitrator or SRO, having jurisdiction over the matter or matters in question.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Investor Percentage Interest” means the percentage calculated by dividing (x) the number of Voting Securities that are, as of the date of such calculation, Beneficially Owned by the Trustees or any of their respective Affiliates, in the aggregate, by (y) the number of issued and outstanding Voting Securities as of the date of such calculation.

“Laws” means laws, statutes, binding Orders, rules, and regulations, ordinances, directives, treaties, rules of common law and rules of any applicable SRO.

“Nonvoting Parent Securities” means shares of common stock, shares of preferred stock, or other equity securities issued by Parent, in each case with identical rights, privileges, qualifications and limitations in all respects as shares of Parent Common Stock, except that such securities shall be “nonvoting securities” as such term is defined in Regulation Y of the Federal Reserve Board for as long as they are owned or controlled by the Trustees or any other assignee or transferee of the Trustees that are Affiliates of the Trustees.

“Order” means any order, writ, decree, judgment, award, decision, injunction, ruling, settlement, verdict, consent decree, compliance order, civil or administrative order, or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Authority or arbitrator (in each case, whether temporary, preliminary or permanent).

“Parent Bank” has the meaning ascribed to such term in the Merger Agreement.

“Parent Stock Merger Consideration” has the meaning ascribed to such term in the Merger Agreement.

“Person” an individual, firm, body corporate (wherever incorporated), partnership, limited liability company, association, joint venture, trust, works council or employee representative body (whether or not having separate legal personality) or other entity or organization, including a Governmental Authority.

“Registrable Amount” means an amount of Registrable Securities having an aggregate value of at least $25 million (based on the anticipated offering price (as reasonably determined in good faith by Parent)), without regard to any underwriting discount or commission, or such lesser amount of Registrable Securities as would result in the disposition of all of the Registrable Securities Beneficially Owned by the Trustees.

“Registrable Securities” means the Shares Beneficially Owned by the Trustees and any shares of Parent Common Stock received by the Trustees in respect of the Shares in connection with any stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of shares; provided, that any such Shares shall cease to be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they are sold pursuant to Rule 144 under the Securities Act, (iii) they become eligible for sale pursuant to Rule 144 under the Securities Act without volume or manner-of-sale restrictions; provided, that the Trustees then collectively beneficially own such number of shares of Parent Common Stock that is less than ten percent (10%) of the total issued and outstanding shares of Parent Common Stock, or (iv) they shall have ceased to be outstanding.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Shares” means the shares of Parent Common Stock issued to the Trustees pursuant to the Merger Agreement (as adjusted for any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of shares).

“SRO” means (i) any “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market, or (iii) any other securities exchange.

“Subsidiary” means, with respect to any Person, another Person, (a) an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing Person or body or (b) more than fifty (50%) of the equity interests of which, is owned directly or indirectly by such first Person.

“Trust Designee” means one of the Trustees serving as a trustee of the Trust immediately prior to the Effective Time (as determined by the Trustees in their sole discretion).

“Underwritten Offering” means a sale of securities of Parent, in an amount no less than the Registrable Amount, to an underwriter or underwriters for reoffering to the public.

“Voting Securities” means shares of Parent Common Stock and any other securities of Parent entitled to vote generally in the election of directors of Parent.

4.2           Other Defined Terms.

Term	Section
$4.1
Agreement	Preamble
Block Trade Request	1.2(a)
Board	1.2
Chosen Courts	5.9(b)
Closing	Preamble
Company	Recitals
Demand	3.1(a)
Demand Registration	3.1(a)
Director	1.3(a)(ii)
dollars	4.1
Excess Business Holdings Effect	1.1(a)
Extended Lock-Up Period	1.2(a)
Form S-3	3.3(a)
Free Writing Prospectus	3.5(a)(iv)
Initial Lock-Up Period	1.2(a)
Inspectors	3.5(a)(x)
Lock-Up Period	1.2(a)
Losses	3.8(a)
Merger	Recitals
Merger Agreement	Recitals
Merger Sub	Recitals
Other Demanding Sellers	3.2(b)
Other Proposed Sellers	3.2(b)
Parent	Preamble
Parent Common Stock	Recitals
Parent Control Effect	1.1(a)
Parent Indemnified Person	3.8(a)
Piggyback Notice	3.2(a)
Piggyback Registration	3.2(a)
Records	3.5(a)(x)
Requested Information	3.7
Shelf Notice	3.3(a)
Shelf Offering	3.3(d)
Shelf Registration Statement	3.3(a)
the date hereof	4.1
Transfer	1.2(b)
Trust	Preamble
Trust Indemnified Person	3.8(a)
Trustees	Preamble

4.3           Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. The word “or” is not exclusive and the word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such word or phrase shall not merely mean “if”. All references to “dollars” or “$” in this Agreement are to United States dollars. If, and as often as, there is any change in the outstanding shares of Parent Common Stock by reason of any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization or exchange or similar reorganization of shares, appropriate adjustment shall be made in the provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the rights and obligations set forth herein that continue to be applicable on the date of such change. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable law. References to any statute or regulation refer to such statute or regulation, as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any section of any statute or regulation include any successor to such section.

Article V

MISCELLANEOUS

5.1           Term. This Agreement will be effective as of, and subject to, the Closing and, except as otherwise set forth herein, will continue in effect thereafter until the first date on which the Trustees cease to Beneficially Own any Shares; provided, however, that (a) the provisions contained in Article III of this Agreement, except Section 3.8, shall survive so long as there are, and shall automatically terminate when there are no longer, any Registrable Securities outstanding, (b) the representations and warranties of the Trustees and Parent in Section 2.1 and Section 2.2, respectively, the indemnity and contribution provisions contained in Section 3.8, Article IV and this Article V shall survive termination of this Agreement and (c) Section 1.1 shall automatically terminate on the first date on which the number of shares of Parent Common Stock owned by the Trustees, in the aggregate, is less than five percent (5%) of the number of outstanding shares of Parent Common Stock. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall be null and void, and shall not become effective, if the Merger Agreement is terminated in accordance with its terms prior to the Closing.

5.2           Notices.

(a)           All notices, requests, instructions or other communications or documents to be given or made hereunder by one party to the other parties shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document if sent at or prior to 5:00 p.m. local time of the recipient, and on the next Business Day if sent after 5:00 p.m. local time of the recipient (in each case except in the event of any “bounceback” or similar non-transmittal message); or (d) on the day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.2):

(i)	if to Parent, to:

Name:	Old National Bancorp
Address:	One Main Street
Evansville,IN 47708
Attention:	Nicholas J. Chulos, Executive Vice President, Chief Legal Officer and Corporate Secretary
Email:	nick.chulos@oldnational.com

with a copy to (which shall not be considered notice):

Name:	Squire Patton Boggs (US) LLP
Address:	201 E. Fourth Street, Suite 1900
Cincinnati, OH 45202
Attention:	James J. Barresi
Alison LaBruyere
Email:	james.barresi@squirepb.com
alison.labruyere@squirepb.com

(ii)	if to the Trustees, to:

Name:	The Otto Bremer Trust
Address:	30 E 7 Street Ste. 2900
St. Paul, MN 55101-2988
Attention:	Daniel C. Reardon
Email:	dreardon@ottobremer.org

with a copy to (which shall not be considered notice):

Name:	Sullivan& Cromwell LLP
Address:	125 Broad Street
New York, NY 10004
Attention:	H. Rodgin Cohen
Mitchell S. Eitel
C. Michelle Chen
Email:	cohenhr@sullcrom.com
eitelm@sullcrom.com
chenc@sullcrom.com

5.3           Amendment. Subject to compliance with applicable law, this agreement may be amended by the parties hereto. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties hereto.

5.4           Extension; Waiver. The Trustees, with respect to Parent, and Parent, with respect to the Trustees, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of Parent (in the case of the Trustees) or the Trustees (in the case of Parent), (b) waive any inaccuracies in the representations and warranties of Parent (in the case of the Trustees) or the Trustees (in the case of Parent) contained herein, and (c) waive compliance with any of the agreements or satisfaction of any conditions of Parent (in the case of the Trustees) or the Trustees (in the case of Parent) contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

5.5           Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns; provided, that, except to the acquiring Person or Group in connection with a Change in Control, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. This agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein; provided, that the Persons indemnified under Section 3.8 are intended third party beneficiaries of Section 3.8.

5.6           Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

5.7           Counterparts. This Agreement may be executed in two or more counterparts (including by electronic means, including a “.pdf” format data file), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

5.8           Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), the Merger Agreement (including the documents and the instruments referred to therein), and the Trustee Voting Agreement, dated November 25, 2024, by and among the Parent and the Trustees, constitute the entire agreement among the parties and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

5.9           Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.

(a)           This Agreement shall be governed by and construed in accordance with the law of the State of Minnesota, without regard to any conflicts of law.

(b)           Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Minnesota (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.2.

(c)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.9(c).

5.10           Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches or threatened breaches of this agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

5.11           Trustees’ Obligations. Nothing in this Agreement shall (i) prevent any of the Trustees from discharging his or her fiduciary duties as a member of the Board or (ii) require the Trustees to take any action that would constitute a breach of the trust under or be inconsistent with the trust instrument of the Trust.

5.12           Trustees’ Capacity; No Recourse. Parent agrees and acknowledges that none of Parent or its Affiliates has any claim or right of recovery under this Agreement against, and no personal liability shall attach to, any of the Trustees, through the Trust or otherwise, whether at law or equity, in contract, in tort or otherwise.

5.13           Change in Trustees. If any Trustee ceases to be a trustee of the Trust after the date hereof, then such Person shall no longer constitute a party to, or a “Trustee” for purposes of, this Agreement. If any Person becomes a trustee of the Trust after the date hereof, such Person shall execute a joinder to this agreement in a form reasonably acceptable to the Trustees and Parent and shall be deemed to be a “Trustee” for all purposes of this Agreement.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

Old National Bancorp

By:	/s/ James C. Ryan, III
James C. Ryan, III
Chief Executive Officer

[Signature Page to Investor Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

Caroline S. Johnson, as Trustee of Otto Bremer Trust

/s/ Caroline S. Johnson

Francis M. Miley, as Trustee of Otto Bremer Trust

/s/ Francis M. Miley

Daniel C. Reardon, as Trustee of Otto Bremer Trust

/s/ Daniel C. Reardon

[Signature Page to Investor Agreement]